UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2007

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2007, HomeBanc Corp. (“HomeBanc”) and HomeBanc Mortgage Corporation (“HBMC”) entered into Amendment No. 1 (the “Amendment”) to the Master Loan and Security Agreement dated as of November 17, 2006 (the “Loan Agreement”) by and among JPMorgan Chase Bank, N.A. (the “Administrative Agent”), HBMC, HomeBanc and the Lenders party to the Loan Agreement from time to time. The Loan Agreement Amendment clarified the security interest of the lenders in collateral securing borrowings by HomeBanc and HBMC under the Loan Agreement. HBMC is a wholly-owned subsidiary of HomeBanc. A copy of the Loan Agreement Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 1, dated as of April 9, 2007, to Master Loan and Security Agreement by and among JPMorgan Chase Bank, N.A., as agent, HomeBanc Mortgage Corporation, HomeBanc Corp. and the Lenders party to the Master Loan and Security Agreement from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007

HOMEBANC CORP.

By:	/s/ Alana L. Griffin
Name:	Alana L. Griffin
Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1, dated as of April 9, 2007, to Master Loan and Security Agreement by and among JPMorgan Chase Bank, N.A., as agent, HomeBanc Mortgage Corporation, HomeBanc Corp. and the Lenders party to the Master Loan and Security Agreement from time to time.